*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2.

Exhibit 10.82

Confidential

EXECUTION COPY

RIBOSOMAL NUCLEIC ACID LICENSE AND OPTION AGREEMENT

(for GeneXpert Instrument)

between

GEN-PROBE INCORPORATED

and

bioMÉRIEUX Inc.

Dated September 30, 2004

Confidential

RIBOSOMAL NUCLEIC ACID LICENSE AND OPTION AGREEMENT

     THIS RIBOSOMAL NUCLEIC ACID LICENSE AND OPTION AGREEMENT (this “Agreement”), dated as of September 30, 2004 (the “Effective Date”), is made by and between bioMérieux Inc., a corporation duly organized under the laws of Missouri, having its principal place of business at 595 Anglum Drive, Hazelwood, Missouri 63042-2395 (“BMX”), and Gen-Probe Incorporated, a Delaware corporation, having its principal place of business at 10210 Genetic Center Drive, San Diego, California 92121-4362 (“Gen-Probe”).

RECITALS

     A. Gen-Probe owns certain patents covering compositions, kits and processes for determining the presence or amount of nucleic acid derived from an organism or members of a group of target organisms.

     B. BMX desires to obtain an option to commercialize Licensed Products (as defined below), and practice Licensed Methods (as defined below) in connection with such commercialization rights, directed to such target organisms in the Territory (as defined below).

     C. BMX further desires to obtain from Gen-Probe a license to conduct certain research activities with respect to a limited number of such target organisms for the limited purpose of evaluating the possibility of pursuing the commercial development of Licensed Products hereunder.

     D. Gen-Probe is willing to grant such license and option rights to BMX on the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants set forth hereinafter, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

     For purposes of this Agreement, except as otherwise expressly provided herein or unless the context herein otherwise requires, the terms defined in this Article shall have the meanings specified below:

     1.1 “Affiliate” shall mean a corporation or other legal entity that controls, is controlled by or is under common control with a person directly or indirectly through one or more intermediaries. For purposes of this definition, “control” means the legal or beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of a corporation which are entitled to vote in the election of directors or persons performing similar functions, or of more than fifty percent (50%) interest in the net assets or profits of an entity which is not a corporation; provided however, that any such corporation or legal entity shall cease to be deemed an “Affiliate” for purposes of this Agreement at such time

Confidential

as the relevant person ceases to maintain the aforesaid level of ownership or control of such corporation or legal entity.

     1.2 “BMX Background Technology” shall mean all proprietary technology owned by BMX, or to which BMX has license rights from any third party, which is in existence as of the Effective Date or which is invented, developed or reduced to practice, in each case without the use or aid of the Patent Rights or any Improvements, at any time after the Effective Date.

     1.3 “BMX Instrument” shall mean the GeneXpert Instrument.

     1.4 “Calendar Quarter” shall mean, for each Calendar Year commencing from and after January 1, 2005 during the Term, the calendar quarter beginning on each January 1, April 1, July 1 or October 1 of such year, without regard to whether such dates are otherwise business days, and “Calendar Year” shall mean each calendar year during the Term.

     1.5 “Change of Control Transaction” shall have the meaning set forth in Section 8.2 below.

     1.6 [. . . *** . . .] shall have the meaning set forth in Section 3.2(b) below.

     1.7 “Commercial License” shall have the meaning set forth in Section 2.1(c) below.

     1.8 “Commercial License Option” shall have the meaning set forth in Section 2.1(b) below.

     1.9 “Dispute” shall mean any dispute, controversy or claim between the Parties relating to, arising out of, or in any way connected to any provision of this Agreement, the validity, breach or termination hereof or the transactions contemplated hereby.

     1.10 “1997 Distribution Agreement” shall mean, collectively, the existing Distribution Agreement dated May 2, 1997 between Gen-Probe and bioMérieux S.A., BMX’s parent, as amended to date, and a related Distribution Arrangements Agreement dated May 2, 1997 between Gen-Probe and bioMérieux S.A., as amended to date.

     1.11 “GeneXpert Instrument” shall mean the proprietary BMX diagnostic system and related components, currently known as the “GeneXpert System,” which reads a fluorescence signal from reaction tubes utilizing molecular beacons in specific assays, as such system and components are more fully described on Exhibit A hereto. “GeneXpert Instrument” shall be deemed to include future versions of the “GeneXpert System” in which existing functions (including sample preparation) are automated and/or integrated but which do not materially change the performance criteria, throughput, overall design and other specifications for such system as identified on Exhibit A hereto.

     1.12 “Effective Date” shall mean the date first set forth above.

     1.13 “Escrow Agent” and “Escrow Agreement” shall have the meanings set forth in Section 3.1(b) below.

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     1.14 “Exchange Rate” shall mean, with respect to any amount to be converted from a foreign currency into U.S. dollars hereunder, the conversion rate for the relevant foreign currency for the last business day of the relevant Calendar Quarter for which a payment is due hereunder, as reported in the Wall Street Journal.

     1.15 “Field” shall mean the field of (a) [...***...] of [...***...] for the purpose of [...***...] the [...***...] of [...***...] in the [...***...] from whom the [...***...] were taken and (b) [...***...] of [...***...] for [...***...] to [...***...] the [...***...] of [...***...] (but excluding [...***...] of [...***...] and [...***...] in [...***...]). For the avoidance of doubt, the “Field” specifically does not include (y) [...***...] of [...***...], [...***...] or other [...***...] for [...***...] or [...***...] to [...***...] or (z) [...***...] to [...***...] the sensitivity of an [...***...] to [...***...].

     1.16 “First Commercial Sale” shall mean the first commercial sale by BMX or any of its Affiliates of any Licensed Product or the first practice by BMX or any of its Affiliates of any Licensed Method for consideration (and not for research and development demonstration, government approval, testing or promotional purposes), whichever is earlier, but in either case, subject to BMX’s prior valid exercise of the Commercial License Option.

     1.17 “GP Background Technology” shall mean all proprietary technology owned by GP, or to which GP has license rights from any third party, other than the Patent Rights, which is in existence as of the Effective Date or which is invented, developed or reduced to practice at any time after the Effective Date.

     1.18 “[...***...]” shall mean any Issued Valid Claim(s) in any of the [...***...] described in sub-clauses (a), (b) and (c) of Section 1.20 to the extent that such Issued Valid Claim(s) are not limited by the [...***...] of a [...***...] (for purposes of clarity, the “[...***...]” of a [...***...] shall mean the [...***...] of [...***...] a [...***...] and [...***...] the [...***...] of a [...***...] by [...***...] to the [...***...] of [...***...] from [...***...] (e.g., [...***...] or [...***...])). All [...***...] shall be treated as Issued Valid Claim(s) under the “[...***...]” for all purposes under this Agreement.

     1.19 “[...***...]” shall have the meaning set forth in Section 3.2(c) below.

     1.20 “[...***...]” shall mean (a) the patents of Gen-Probe identified in Section “C” of Exhibit D hereto, but only to the extent of any [...***...] included in such patents; (b) all other United States and foreign patents of Gen-Probe issuing on or after the Effective Date which rely for priority on one or more patent applications in the priority claim of any of the patents identified in Section “C” of Exhibit D hereto, but only to the extent of any [...***...] included in such other United States and foreign patents; and (c) all reissues, reexaminations, renewals and extensions, continuations, continuations-in-part, amendments and divisions of any of the patents or patent applications leading to a patent identified in sub-clauses (a) and (b) of this Section 1.20, but only to the extent that the patents described in this sub-clause (c) of Section 1.20 include any [...***...]. For clarity of understanding, (i) to the extent that any of the patents of Gen-Probe described in sub-clauses (a), (b) and (c) of this Section 1.20 include any [...***...], such patents will be classified, with respect to such [...***...] only, as [...***...], and (ii) to the extent that any of the patents of Gen-Probe described in sub-clauses (a), (b) and (c) of this Section 1.20

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include any [...***...], such patents will be classified, with respect to such [...***...] only, as [...***...].

     1.21 “[...***...]” shall mean any Issued Valid Claim(s) in any of the [...***...] described in sub-clauses (a), (b) and (c) of Section 1.20 to the extent that such Issued Valid Claim(s) recite a [...***...] which depends, [...***...] or [...***...], from any Issued Valid Claim(s) in the same such [...***...] which are not limited by the [...***...] of a [...***...] (for purposes of clarity, the “[...***...]” of a [...***...] shall mean the [...***...] of [...***...] a [...***...] and [...***...] the [...***...] of a [...***...] by [...***...] to the [...***...] of [...***...] from [...***...] (e.g., [...***...] or [...***...])). All [...***...] shall be treated as Issued Valid Claim(s) under the “[...***...]” for all purposes under this Agreement.

     1.22 “Improvements” shall mean all inventions, discoveries, technology and information of any type whatsoever made during the Term by or for BMX or its Affiliates which are set forth in a patent application and which utilize, incorporate, are derived from or are based upon any Patent Rights licensed hereunder, or which could not be conceived, developed or reduced to practice by BMX or its Affiliates without the use or aid of the Patent Rights licensed hereunder.

     1.23 “Issued Valid Claim” shall mean any claim of the issued and unexpired patents included within the Patent Rights that has not been held unenforceable or invalid by any court, governmental agency, regulatory authority, arbitral tribunal or other body of competent jurisdiction in any unappealable or unappealed decision.

     1.24 “Licenses” shall have the meaning set forth in Section 2.1(c) below.

     1.25 “License Fees” shall mean the one-time, non-refundable license fees payable by BMX to Gen-Probe pursuant to Section 3.1 of this Agreement as partial consideration for the license and option rights granted by Gen-Probe to BMX under Article II.

     1.26 “Licensed Method” shall mean any method: (a) the use or practice of which by BMX, subject to the applicable restrictions and limitations contained herein with respect to the license rights granted herein, would constitute, but for the license rights granted herein, an infringement of any Issued Valid Claim of Licensed Patents, and (b) which is used to determine the presence or amount of ribosomal nucleic acid derived from an organism or members of a group of organisms in a manner consistent with, and subject to, the license rights granted herein.

     1.27 “Licensed Patents” shall mean, collectively, the [...***...], [...***...] and the [...***...], as those terms are defined herein.

     1.28 “Licensed Product” shall mean [...***...] that may be developed by or for BMX or its Affiliates (a) for the [...***...] or [...***...] of [...***...] in the [...***...] and (b) for operation solely on the [...***...] (and not on any other diagnostic system or platform developed, marketed or sold by BMX now or in the future), in each case, the manufacture, use, sale or importation of which would, but for the license rights granted herein, constitute an infringement of one or more Issued Valid Claims of the Licensed Patents. For the avoidance of doubt, “Licensed Products” shall include versions of Licensed Products labeled for investigational use only (IUO) and ASR’s

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(analyte specific reagents). Unless the context otherwise requires, references to “Licensed Products” shall be deemed to mean references, collectively, to [...***...], [...***...], [...***...] and [...***...]. The Parties acknowledge and agree that, assuming due and timely exercise of the Commercial License Option, the Commercial License granted hereunder shall include the nonexclusive right to conduct research activities in the Field on, but, subject to the provisions of Section 2.6 below, not to develop, market, make, sell, distribute or otherwise commercialize, Licensed Products which constitute [...***...] Assays (as defined below). If BMX is granted the right to commercialize [...***...] Assays pursuant to Section 2.6(b) below, “Licensed Products” shall be deemed to include [...***...] Assays that may be developed by BMX (i) for the detection or quantification of Targets in the Field, subject to the limitations and restrictions set forth in Section 2.6(c), and (ii) for operation solely on the BMX Instrument (and not on any other diagnostic system or platform developed, marketed or sold by BMX now or in the future), in each case, the manufacture, use, sale or importation of which would, but for the license rights granted herein, constitute an infringement of one or more Issued Valid Claims of the Licensed Patents. If BMX becomes a distributor of [...***...] Assays developed by Gen-Probe pursuant to Section 2.6(a) below, or if BMX is not granted the right to commercialize [...***...] Assays on its own pursuant to Section 2.6(b) below, then, in either such case, the research only rights set forth above with respect to Licensed Products which constitute [...***...] Assays shall lapse and the license rights granted hereunder shall not include the right to develop, market, make, sell, distribute or otherwise commercialize Licensed Products which constitute [...***...] Assays.

     1.29 “NASBA” shall mean Nucleic Acid Sequence Based Amplification, BMX’s proprietary nucleic amplification method which is more fully described in that certain Non-Assertion Agreement effective as of February 7, 1997 between Gen-Probe and Organon Teknika B.V. (now bioMerieux b.v., an Affiliate of BMX), which description is incorporated herein by this reference.

     1.30 “Net Sales” shall mean the aggregate amount of revenues derived by BMX and/or its Affiliates in connection with all Licensed Products sold or otherwise disposed of to third parties (i.e., non-Affiliates of BMX) and all Licensed Methods practiced by BMX or its Affiliates for consideration during a Royalty Period (provided that for any such Licensed Product sold or otherwise disposed of, or Licensed Method practiced, for consideration other than cash, the sales price shall be deemed to be the average price at which identical or similar assays or methods were sold or practiced by BMX or its Affiliates during the same Royalty Period in bona fide “arms-length” transactions), in each case less only the following:

          a. the amount of all value added taxes, sales taxes, excise taxes or similar taxes (as applicable) actually paid by BMX or its Affiliates in connection with such Licensed Products sold and such Licensed Method practiced; and

          b. an amount equal to [...***...] percent ([...***...]%) of the face amount of the relevant invoice (excluding any of the taxes described in subparagraph (a) above, to the extent included in such invoice amount), representing an agreed upon flat deduction in lieu of customary deductions for trade, quantity and cash discounts, allowances or credits for returned goods, insurance, packaging and transport costs and custom duties.

     1.31 “Option Exercise Notice” shall have the meaning set forth in Section 2.3(a)(i) below.

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     1.32 “Party” or “Parties” means, in the singular, Gen-Probe or BMX and, in the plural, Gen-Probe and BMX.

     1.33 “Patent Rights” shall mean the Licensed Patents.

     1.34 “Potential Targets” shall mean those organisms (other than the excluded organisms listed in Section 2.2(a) below) which are designated in writing, from time to time during the Term, by BMX to Gen-Probe as Potential Targets and as set forth on Exhibit B hereto as such Exhibit may be modified pursuant to the provisions of this Section 1.34. BMX shall have the right to designate as Potential Targets any organism (other than the excluded organisms listed in Section 2.2(a) below) (i) which are claimed in any of the [...***...] listed in Section “B” of Exhibit D hereto or (ii) with respect to which BMX proposes to conduct research activities under the Research License for the limited purpose of evaluating the possibility of selecting such Potential Targets as Targets for the commercial development of Licensed Products directed to such Targets. Exhibit B identifies the organisms which BMX has identified as the initial [...***...] Potential Targets that BMX has selected to conduct research activities under the Research License through the date of exercise (if at all) of the Commercial License Option (the “Initial Potential Targets”). Subject to the other terms and conditions of this Agreement (including, without limitation, the restrictions and limitations contained in Section 2.3(a)), from time to time until December 31, 2006, BMX shall have the right to designate additional organisms (other than the excluded organisms listed in Section 2.2(a) below) as Potential Targets hereunder by providing written notice to Gen-Probe of such selection, provided however, that the maximum number of Potential Targets that BMX shall have the right to so designate and conduct research activities with respect to (a) prior to the date of the exercise (if at all) of the Commercial License Option shall be [...***...] (i.e., the Initial Potential Targets) and (b) at any given time following such exercise during the Term shall be [...***...]. Upon delivery of any such notice from BMX consistent with the provisions hereof, Exhibit B shall be amended by the Parties to reflect the additional organisms which BMX has designated as Potential Targets hereunder.

     1.35 “Research License” shall have the meaning set forth in Section 2.1(a) below.

     1.36 “Real Time Assays” shall mean nucleic acid assays in which the amplification product generated by the relevant amplification procedure is measured continuously or at regular intervals by fluorescence using such tools as molecular beacons in order to determine the presence and/or initial amount of a particular analyte in a test sample.

     1.37 “Real Time NASBA Assays” shall mean Real Time Assays which incorporate NASBA amplification technologies. For clarity of understanding, it is acknowledged and agreed that the license rights granted hereunder do not include any proprietary amplification technologies of Gen-Probe, including, without limitation, Gen-Probe’s transcription-based amplification technology as described in U.S. Patent No. 5,399,491 and all patents and patent applications claiming priority therefrom.

     1.38 “[...***...]” shall have the meaning set forth in Section 3.2(a) below.

     1.39 “[...***...]” shall mean (a) (i) the patents of Gen-Probe identified in Section “A” of Exhibit D hereto and (ii) the [...***...] described in sub-clauses (a), (b) and (c) of Section 1.20 above, but only to the extent of any [...***...] included in such

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[...***...] (and excluding all other Issued Valid Claims in such [...***...]), (b) all other United States and foreign patents of Gen-Probe issuing on or after the Effective Date which rely for priority on one or more patent applications in the priority claim of any of the patents identified in Section “A” of Exhibit D hereto or in sub-clause (a)(ii) of this Section 1.39, provided that no Issued Valid Claims of such other United States and foreign patents [...***...], [...***...] or [...***...], a [...***...] (for purposes of clarity, the “[...***...]” of a [...***...] shall mean the [...***...] of [...***...] a [...***...] and [...***...] the [...***...] of a [...***...] by [...***...] to the [...***...] of [...***...] from [...***...] (e.g., [...***...] or [...***...])) and (c) all reissues, reexaminations, renewals and extensions, continuations, continuations-in-part, amendments and divisions of any of the patents or patent applications leading to a patent identified in sub-clauses (a) and (b) of this Section 1.39 provided that no Issued Valid Claims of the patents described in this sub-clause (c) of Section 1.39 recite, directly or indirectly, a [...***...].

     1.40 “Royalty Period” shall mean the partial quarterly period commencing on the date of the First Commercial Sale and each Calendar Quarter thereafter.

     1.41 “[...***...]” and “[...***...]” shall mean, as applicable, the presence of [...***...] or their [...***...] in the [...***...] or [...***...] and [...***...] caused by such [...***...] or their [...***...] in the [...***...] or [...***...].

     1.42 “[...***...] Assay” shall mean a diagnostic assay utilizing any of the Licensed Patents and used for the purpose of detecting [...***...] through the direct detection of [...***...] or their [...***...] in [...***...] from [...***...] showing [...***...] of [...***...].

     1.43 “[...***...]” shall have the meaning set forth in Section 3.2(d) below.

      1.44 “[...***...]” shall mean any Issued Valid Claim(s) included in any of the [...***...] described in sub-clauses (a), (b) and (c) of Section 1.20 (but excluding all other Issued Valid Claims in such [...***...]) to the extent such Issued Valid Claim(s) recite a [...***...] and which do not depend, [...***...] or [...***...], from any Issued Valid Claim(s) in the same such [...***...] which are not limited by the [...***...] of a [...***...] (for purposes of clarity, the “[...***...]” of a [...***...] shall mean the [...***...] of [...***...] a [...***...] and [...***...] the [...***...] of a [...***...] by [...***...] to the [...***...] of [...***...] from [...***...] (e.g., [...***...] or [...***...])). All [...***...] shall be treated as Issued Valid Claim(s) under the “[...***...]” for all purposes under this Agreement.

     1.45 “[...***...]” shall mean (a) (i) the patents of Gen-Probe identified in Section “B” of Exhibit D hereto and (ii) the [...***...] described in sub-clauses (a), (b) and (c) of Section 1.20 above, but only to the extent of any [...***...] included in such [...***...] (and excluding all other Issued Valid Claims in such [...***...]), (b) all other United States and foreign patents of Gen-Probe issuing on or after the Effective Date which rely for priority on one or more patent applications in the priority claim of any of the patents identified in Section “B” of Exhibit D hereto or in sub-clause (a)(ii) of this Section 1.45, but only to the extent of any [...***...] included in such other United States and foreign patents,

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and (c) all reissues, reexaminations, renewals and extensions, continuations, continuations-in-part, amendments and divisions of any of the patents or patent applications leading to a patent identified in sub-clauses (a) and (b) of this Section 1.45, but only, with respect to any [...***...] described in sub-clauses (a), (b) or (c) of Section 1.20 above, to the extent of any [...***...] included in such patents described in this sub-clause (c) of Section 1.45.

     1.46 “Targets” shall mean any Potential Targets that are selected by BMX for commercial development as Licensed Products in accordance with the procedures set forth in Section 2.3(a); provided, however, that the maximum number of Targets that can be selected by BMX for commercial development as a Licensed Product during the Term shall be [...***...]. All Targets shall be identified on Exhibit C in the manner provided in Section 2.3(c).

     1.47 “Target Selection Notice” shall have the meaning set forth in Section 2.3(a)(ii).

     1.48 “Term” shall mean the term of this Agreement set forth in Section 5.1.

     1.49 “Territory” shall mean the United States and all other countries in the world.

     1.50 “United States” shall mean the United States of America, its territories and possessions.

     1.51 “U.S. dollar” or “US$” shall mean the lawful currency of the United States and “Euros” shall mean the official currency of the European Community.

ARTICLE II

GRANT OF LICENSE RIGHTS AND OPTION

     2.1 Research License; Commercial License Option. Gen-Probe hereby grants the following license and option rights to BMX:

          (a) Grant of Research License. Subject to the terms and conditions of this Agreement, including, in particular, the limitations set forth in Section 2.2 below, Gen-Probe hereby grants BMX, and BMX hereby accepts, a non-exclusive, non-transferable license under the Licensed Patents, without the right to grant sublicenses except to its Affiliates, to conduct research activities (but not, subject to Section 2.1(c) below, any commercial or other activities) in the Field in the Territory (and, in connection therewith, to practice the Licensed Methods) on the Potential Targets for the limited purpose of evaluating the possibility of selecting such Potential Targets as Targets and pursuing the commercial development of Licensed Products directed to such Targets. The foregoing research license is referred to herein as the “Research License.” The license rights granted under the Research License shall be effective immediately as of the Effective Date. Notwithstanding anything to the contrary contained herein, from the Effective Date until the date of BMX’s exercise of the Commercial License Option in accordance with Section 2.3(a) below (if at all), the Research License shall be limited to the Initial Potential Targets and not any other Potential Targets, and from and after the date of such exercise (if at all) of the Commercial License Option, the Research License shall be limited to a maximum of [...***...] Potential Targets at any given time during the Term. If BMX fails to exercise the Commercial License Option in accordance with Section 2.3(a) below on or before January 31, 2005, then the Research License shall automatically terminate as of the close of business on January 31, 2005. If BMX timely exercises the Commercial License Option in accordance with

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Section 2.3(a) below, then the Research License shall remain in effect only for so long as BMX has the right to select Potential Targets as Targets for commercial development of Licensed Products by delivering Target Selection Notices pursuant to the terms and subject to the limitations set forth in Section 2.3(a), and thereafter shall automatically lapse and be of no further force or effect as of the date on which BMX shall no longer have the right to deliver Target Selection Notices hereunder.

          (b) Grant of Commercial License Option. Subject to the terms and conditions of this Agreement, and in particular the option exercise conditions set forth in Section 2.3(a)(i) below, Gen-Probe hereby grants, and BMX hereby accepts, the Commercial License Option. As used herein, the term “Commercial License Option” shall mean the non-exclusive, non-transferable option, exercisable only in accordance with the terms and conditions of this Agreement, granted to BMX pursuant to this Section 2.1(b) to exercise the license rights to commercialize Licensed Products as described in Section 2.1(c) below.

          (c) Grant of Commercial License. Subject to the terms and conditions of this Agreement, including, in particular, the limitations set forth in Section 2.2 below, and subject to BMX’s timely and valid exercise of the Commercial License Option, Gen-Probe hereby grants BMX, and BMX hereby accepts, a non-exclusive, non-transferable, royalty-bearing license under the Licensed Patents, without the right to grant sublicenses except to Affiliates, to develop, have developed (subject to Section 2.2(d) hereof), to make, have made, use, offer for sale, sell, have sold, export or otherwise commercialize Licensed Products in the Field in the Territory solely under BMX’s name and labels and, in connection with such Licensed Products, to practice the Licensed Methods. The commercial license rights granted to BMX under this Section 2.1(c) shall be referred to separately as the “Commercial License” and, collectively with the Research License, the “Licenses.”

     2.2 Limitation of Rights.

          a. Restrictions on License under Patent Rights. The license and option rights granted by Gen-Probe to BMX under Section 2.1 specifically exclude researching, developing, making, having made, using, offering for sale, selling, having sold, exporting or commercializing (i) products for the detection quantification or susceptibility of [...***...], [...***...] and [...***...], (ii) products targeting for [...***...] of a [...***...] and (iii) products for any use or application outside the Field.

          b. Further Restrictions. BMX acknowledges that the license rights granted hereunder are expressly limited to the Patent Rights. Nothing in this Agreement shall be interpreted as giving BMX the right to reverse engineer, analyze, dissect, or disassemble any patented intellectual property of Gen-Probe or its licensors, including any instrument, reagent, component, object or software provided under the terms of this Agreement, in order to circumvent the need for a license of the technology reflected therein or licensed herein.

          c. Sublicensing. The license and option rights granted by Gen-Probe to BMX under this Article II are without right to grant sublicenses, except that BMX shall have the right to sublicense the Licenses to its Affiliates (subject to all of the limitations and restrictions contained herein) but without right to grant, directly or indirectly, further sublicenses. For the avoidance of doubt, the Commercial License Option may be exercised only by BMX and shall not be assignable or transferable in whole or in part to any Affiliate of BMX.

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          d. Restrictions on Have Developed Rights. Notwithstanding anything to the contrary in Section 2.1(c) or any other provision of this Agreement, the “have developed” rights granted to BMX hereunder are subject to the following special restrictions and limitations:

i.	Any non-Affiliate of BMX that performs development work with respect to Potential Targets or Licensed Products on behalf of BMX or its Affiliates under BMX’s “have developed” rights shall not be granted any other rights by BMX or its Affiliates or perform any other duties or functions on behalf of BMX or its Affiliates with respect to such Potential Targets or Licensed Products, including, without limitation, under BMX’s have made, selling, distribution or other commercialization rights granted hereunder.

ii.	If BMX or its Affiliates wish to have any non-Affiliate that is involved in the business of developing, manufacturing, selling, distributing or otherwise commercializing in vitro diagnostic devices perform development activities with respect to Licensed Products under BMX’s “have developed” rights, BMX shall first obtain the prior written consent of Gen-Probe to such arrangement, which consent shall not be unreasonably withheld by Gen-Probe.

iii.	BMX shall not, directly or indirectly, take any steps to circumvent the restrictions on sublicensing rights and on “have developed” rights under this Agreement, including, without limitation, by forming partly-owned subsidiaries, joint venture entities or similar arrangements.

     2.3 Option Exercise; Target Selection.

          a. From and after, but not prior to, January 1, 2005, BMX shall have the right, but not the obligation, to exercise the Commercial License Option in accordance with the following terms and conditions (and subject to the payment of all applicable License Fees under Article III):

i.	If BMX wishes to exercise the Commercial License Option, it shall deliver a written notice to Gen-Probe in accordance with the provisions of Section 8.11 of this Agreement (the “Option Exercise Notice”), together with a copy of the signed written escrow instructions simultaneously delivered to the Escrow Agent, as provided below. To be effective hereunder, the Option Exercise Notice must be delivered no earlier than January 1, 2005 but no later than January 31, 2005. If delivered, the Option Exercise Notice shall confirm BMX’s desire to be granted the Commercial License for a minimum of [...***...] of the Initial Potential Targets or, if BMX does not wish to pursue commercialization of at least [...***...] of the Initial Potential Targets, such other Potential Targets as may be selected by BMX in accordance with the restrictions and limitations of this Agreement and as identified in the Option Exercise Notice, provided in all cases that a minimum

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of [...***...] Initial Potential Targets and/or Potential Targets are identified in such Option Exercise Notice. Provided that a minimum of [...***...] Initial Potential Targets or other Potential Targets are identified in the Option Exercise Notice, BMX shall have the right to identify additional Initial Potential Targets and/or Potential Targets (beyond the minimum of [...***...]) in such Option Exercise Notice that BMX has selected in accordance with the restrictions and limitations of this Agreement for commercial development as Licensed Products. Simultaneously with the delivery of the Option Exercise Notice, BMX shall submit irrevocable written instructions to the Escrow Agent directing the Escrow Agent to pay Gen-Probe, in immediately available funds for receipt on the date of delivery of the Option Exercise Notice, the amount of Three Million U.S. Dollars (US$3,000,000), representing all funds deposited with the Escrow Agent pursuant to sub-clause (i) of Section 3.1(b). Further, BMX shall pay the applicable License Fees due for any additional Initial Potential Targets and/or Potential Targets identified as Targets in the Option Exercise Notice, as provided under sub-clause (iii) of Section 3.1(b). BMX shall not have the right to exercise the rights granted under the Commercial License unless and until Gen-Probe has received payment in full for all License Fees due hereunder in connection with BMX’s exercise of the Commercial License Option. If BMX fails to deliver the Option Exercise Notice and such written irrevocable escrow instructions on or before January 31, 2005, then the Research License shall automatically terminate (and the Commercial License Option shall automatically lapse) as of the close of business on January 31, 2005 (but without any refund of any portion of the License Fee paid by BMX for the grant of the Commercial License Option pursuant to Section 3.1(a) below), BMX shall have no right to deliver any Target Selection Notices under Section 2.3(a)(ii) below, Gen-Probe shall have the right to terminate this Agreement pursuant to Section 5.2(c) below and all amounts deposited with the Escrow Agent shall be returned to BMX as provided under the Escrow Agreement.

ii.	Subject to sub-clause (iii) of this Section 2.3(a), provided that BMX shall have made timely and proper delivery of the Option Exercise Notice and paid all applicable License Fees pursuant to sub-clause (i) of this Section 2.3(a), then, during the period from and after the date of such Option Exercise Notice through and including December 31, 2006, BMX shall have the right to select additional Initial Potential Targets and/or Potential Targets (beyond the minimum [...***...] Initial Potential Targets and any additional Initial Potential Targets identified in the Option Exercise Notice) as Targets for development of Licensed Products hereunder (but not, in any case, exceeding a total of [...***...] Targets in the aggregate). If BMX wishes to select further Initial Potential Targets and/or Potential Targets as Targets for

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commercial development of Licensed Products, such selection shall be set forth in one or more written notices provided by BMX to Gen-Probe in accordance with the provisions of Section 8.11 of this Agreement (each a “Target Selection Notice”). Each Target Selection Notice delivered hereunder shall specify the additional Initial Potential Targets and/or Potential Target(s) being selected by BMX as Targets for commercial development as Licensed Products hereunder.

iii.	Notwithstanding anything to the contrary in the foregoing, BMX shall not have the right to deliver any Target Selection Notices pursuant to sub-clause (ii) above after December 31, 2005 unless (A) BMX shall have selected, on or before December 31, 2005, at least [...***...] Potential Targets as Targets for commercial development hereunder (including the Initial Potential Targets and any additional Initial Potential Targets and Potential Targets identified in the Option Exercise Notice and the Potential Targets identified in any further Target Selection Notices delivered on or before December 31, 2005) and (B) shall have paid all applicable License Fees due and payable with respect to all such Potential Targets, as set forth in Article III.

          b. BMX shall use commercially reasonable efforts to pursue research activities for the Initial Potential Targets under the Research License and, if BMX elects to exercise the Commercial License Option, it shall use commercially reasonable efforts to pursue the commercialization of all Potential Targets selected by it as Targets for development of Licensed Products. Notwithstanding the foregoing, if BMX determines in its discretion, after undertaking good faith development efforts, not to pursue the commercialization of any Licensed Product, it shall promptly inform Gen-Probe in writing of such determination.

          c. Upon BMX’s delivery of the Option Exercise Notice (with respect to the minimum [...***...] Initial Potential Targets and any additional Initial Potential Targets and/or Potential Targets identified therein) and any additional Target Selection Notices delivered in accordance with this Agreement and, in each case, Gen-Probe’s receipt of all License Fees due therefor, Exhibit C shall be amended by the Parties to reflect the Initial Potential Targets and/or Potential Targets which BMX has selected as Targets for commercial development as Licensed Products. The maximum number of Targets that shall be listed on Exhibit C shall be [...***...].

     2.4 Ownership; No Implied Rights. Gen-Probe shall retain the unrestricted right to use, and/or license for use for any purpose whatsoever, the Patent Rights throughout the Territory, inside or outside the Field, except that Gen-Probe may not exercise such right in contravention of, or in conflict with, the express terms and conditions hereof. Except for the licenses and rights expressly granted hereunder, no right, title, or interest in any discovery, invention or other technology, data or information or any patent, copyright, trademark, or other intellectual property rights therein owned by Gen-Probe or its Affiliates shall be granted to BMX under this Agreement, and the Parties intend that no such grant should be otherwise construed or implied, by estoppel or otherwise. Gen-Probe shall not be under any obligation to grant to BMX any additional licenses and rights other than those expressly granted hereby. No rights are granted hereunder with respect to the trademarks, trade names or logos of Gen-Probe.

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     2.5 Patent Marking. BMX agrees to mark any container or insert therein containing a License Product under the Patent Rights manufactured by or for BMX or its Affiliates hereunder with such patent notice as may be required by the laws of a country where such Licensed Product is sold.

     2.6 [...***...] Assays. In addition to the research-only license rights for Licensed Products which constitute [...***...] Assays described in Section 1.28 above, this Section 2.6 sets forth the rights of BMX to develop and commercialize Licensed Products which constitute [...***...] Assays (all of which rights shall be subject to BMX’s due and timely exercise of the Commercial License Option):

     (a) BMX Distribution of GP [...***...] Assays. (i) BMX acknowledges and agrees that, during the Term, Gen-Probe shall have the right, but not the obligation, to seek to develop and commercialize [...***...] Assays directed to the Targets. If Gen-Probe intends to commence the commercial marketing, sale and distribution of any such [...***...] Assays directed to any of the Targets prior to the fifth anniversary of the Effective Date, it shall have the right, but not the obligation, to offer BMX the right to distribute such [...***...] Assays under a Distribution Agreement containing terms and conditions which are substantially the same as the terms and conditions contained in the 1997 Distribution Agreement, including the “Territory” covered by such 1997 Distribution Agreement, provided that Gen-Probe shall have the right to appropriately revise the terms and conditions of the 1997 Distribution Agreements to the limited extent necessary to reflect the specific pricing, quantities, minimum quantities and other provisions that will apply as a result of the distribution of [...***...] Assays as “Products” thereunder and, provided further, that such limited revisions shall contain terms and conditions that are commercially reasonable (such amended provisions being referred to as the “Amended Provisions” and such revised agreement being referred to as the “Conforming Distribution Agreement”).

     (ii) If Gen-Probe wishes to offer BMX the right to distribute such [...***...] Assays pursuant to a Conforming Distribution Agreement, it shall provide written notice to BMX, which notice shall be accompanied by the form of Conforming Distribution Agreement as prepared by Gen-Probe pursuant to sub-clause (i) above. BMX shall have a period of 30 days in which to accept or reject such offer, provided that BMX’s failure to respond within such 30-day period shall be deemed to constitute a rejection of such offer. If BMX accepts such offer, the parties will enter into the Conforming Distribution Agreement as promptly as practicable and the provisions of Section 2.6(b) below shall cease to apply with respect to each of the Parties. If BMX rejects (or is deemed to have rejected) such offer, neither Party shall have any further obligation to each other hereunder with respect to [...***...] Assays, including the provisions of Sections 2.6(b) and (c) below.

     (iii) If BMX timely accepts GP’s offer within such 30-day period but requests in good faith that certain limited amendments be made to the Amended Provisions contained in the Conforming Distribution Agreement provided by Gen-Probe, then for a period of 60 days thereafter, the Parties shall engage in good faith negotiations concerning any such amendments to the Amended Provisions that may be requested by BMX, provided, however, that all amendments requested by BMX shall be commercially reasonable and, provided further, that BMX shall not have the right to request a modification to any terms and conditions of the 1997 Distribution Agreement that were not modified by Gen-Probe as Amended Provisions in preparing the Conforming Distribution Agreement. If a definitive Conforming Distribution Agreement is entered into by the Parties, the provisions of Section 2.6(b) below shall cease to

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apply with respect to each of the Parties. If a definitive Conforming Distribution Agreement is not entered into within such 60-day period for any reason other than a breach by BMX of the provisions of this Section 2.6(a)(iii) (including, without limitation, the aforesaid restrictions on the nature of any amendments that may be proposed by BMX to the Amended Provisions in the form of Conforming Distribution Agreement submitted by Gen-Probe), then, thereafter, BMX shall have the right to independently commercialize Licensed Products that constitute [...***...] Assays directed to Targets in the Field in the Territory during the Term, subject to the specific restrictions and limitations set forth in Section 2.6(c) below and the other terms and conditions of the license rights granted under this Agreement. If a definitive Conforming Distribution Agreement is not entered into within such 60-day period as a result of BMX’s breach of the provisions of this Section 2.6(a)(iii), including, without limitation, the aforesaid restrictions on the nature of any amendments that may be proposed by BMX to the Amended Provisions contained in the form of Conforming Distribution Agreement submitted by Gen-Probe and BMX’s obligation to negotiate in good faith, then Gen-Probe shall not have any further obligation to BMX hereunder with respect to [...***...] Assays, including the provisions of Sections 2.6(b) and (c) below, and BMX shall have no further right to develop, have developed, market, make, sell, distribute or commercialize Licensed Products which constitute [...***...] Assays under this Agreement.

     (iv) The Parties acknowledge and agree that, as used herein, in connection with the distribution of [...***...] Assay(s) pursuant to a Conforming Distribution Agreement, “[...***...] Assay(s)” shall mean assays developed by or for Gen-Probe utilizing TMA or other detection technologies that Gen-Probe shall determine in its discretion.

     (b) BMX Commercialization of [...***...] Assays. Subject to the foregoing, BMX shall have the nonexclusive right to independently commence the commercial marketing, sale or distribution of the Licensed Products which constitute [...***...] Assays directed to Targets in the Field in the Territory under the following circumstances:

i.	If Gen-Probe commences the commercial marketing, sale and distribution of [...***...] Assays directed to Targets prior to the fifth anniversary of the Effective Date but does not offer BMX the right to distribute such [...***...] Assays under a Conforming Distribution Agreement pursuant to Section 2.6(a) above prior to the commencement of such commercial marketing, sale and distribution, then, from and after the date of the first commercial sale of such [...***...] Assays by Gen-Probe, BMX shall have the right to independently commercialize Licensed Products which constitute [...***...] Assays directed to Targets in the Field in the Territory, subject to the restrictions and limitations set forth in Section 2.6(c) below and the other terms and conditions of the license rights granted under this Agreement;

ii.	If Gen-Probe intends to commence the commercial marketing, sale and distribution of [...***...] Assays directed to Targets prior to the fifth anniversary of the Effective Date, offers BMX the right to distribute such [...***...] Assays under a Conforming Distribution Agreement pursuant to Section 2.6(a) above but a definitive Conforming Distribution Agreement is not entered into within the 60-day negotiation period for any reason other than a breach by BMX of the provisions of Section 2.6(a)(iii) (including, without limitation, the aforesaid restrictions

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on the nature of any amendments that may be proposed by BMX to the Amended Provisions contained in the form of Conforming Distribution Agreement submitted by Gen-Probe), then, from and after the first day following the aforementioned 60-day negotiation period, BMX shall have the right to independently commercialize Licensed Products which constitute [...***...] Assays directed to Targets in the Field in the Territory, subject to the restrictions and limitations set forth in Section 2.6(c) below and the other terms and conditions of the license rights granted under this Agreement;

iii.	If Gen-Probe has not commenced the commercial marketing, sale and distribution of [...***...] Assays directed to Targets by the fifth anniversary of the Effective Date, then, from and after such fifth anniversary, BMX shall have the right to independently commercialize Licensed Products which constitute [...***...] Assays directed to Targets in the Field in the Territory, subject to the restrictions and limitations set forth in Section 2.6(c) below and the other terms and conditions of the license rights granted under this Agreement.

     (c) Restrictions on BMX Commercialization of [...***...] Assays. If any of the conditions set forth in subclauses (i), (ii) or (iii) of Section 2.6(b) above have been satisfied, then BMX shall have the nonexclusive right to market, make, sell, distribute and commercialize Licensed Products which constitute [...***...] Assays directed to Targets in the Field in the Territory on the following basis: (i) such assays shall be directed to detect individual organisms or panels of organisms (in each case, which organisms then constitute Targets hereunder) that are useful in the identification of [...***...] in patients showing symptoms of [...***...]; (ii) if such assays are used (whether alone or in conjunction with other detection technologies) to detect panels of organisms, such panels shall be limited to a maximum of five (5) organisms (regardless of whether such organisms are Targets under this Agreement); and (iii) such assays shall be operated solely on the BMX Instrument (and not on any other diagnostic system or platform developed, marketed or sold by BMX now or in the future). Running royalties shall be payable on such Licensed Products in the manner set forth in Section 3.2.

     (d) Lapse of [...***...] Rights. For clarity of understanding, if BMX becomes a distributor of [...***...] Assays developed by Gen-Probe pursuant to Section 2.6(a) above, or if BMX is not granted the right to commercialize Licensed Products which constitute [...***...] Assays directed to the Targets on its own pursuant to Section 2.6(b) above, then, in either such case, the research only rights set forth above with respect to Licensed Products which constitute [...***...] Assays pursuant to Section 1.28 shall lapse and BMX shall not have the right to develop, market, make, sell, distribute or otherwise commercialize Licensed Products which constitute [...***...] Assays.

     2.7 Improvements. The Parties acknowledge and agree that, notwithstanding that only limited rights have been granted to BMX hereunder, certain Improvements may be discovered, invented or created by BMX through BMX’s use of the Patent Rights in the manner contemplated by this Agreement. The following provisions shall govern all Improvements made by BMX:

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          a. BMX shall disclose in writing to Gen-Probe the existence of all Improvements promptly after the filing of any patent application claiming any such Improvement which it may own, possess or control at any time during the Term. Simultaneously with such notice, BMX shall also furnish Gen-Probe with a true and correct copy of the applicable patent application.

          b. Subject to the remaining provisions hereof, the Improvement shall be considered to be within the technology of BMX.

          c. BMX may use such Improvements, together with the Patent Rights licensed to BMX hereunder, only for those uses and applications which do not require any further license of any GP Background Technology or proprietary technologies of Gen-Probe other than the license rights to the Patent Rights which are expressly granted under this Agreement, it being the agreement of the Parties that there are no implied license rights created by this Agreement to any GP Background Technology or other proprietary technologies of Gen-Probe.

          d. BMX agrees not to assert its rights in any Improvement in such a manner as would block or diminish Gen-Probe’s rights to practice, independently of such Improvement, the technology of Gen-Probe directly related to the technology with which such Improvement was made.

          e. Upon request by Gen-Probe, BMX shall grant a nonexclusive, royalty-bearing license (with the right to grant sublicenses to Affiliates) to Gen-Probe to enable Gen-Probe to develop, have developed (subject to restrictions and limitations substantially similar to those set forth in Section 2.2(d) hereof), make, have made, use, sell, offer for sale, have sold, export and otherwise commercialize products which use or include the Improvement. The nonexclusive license to be granted hereunder shall include terms for the payment of commercially reasonable royalties by Gen-Probe to be negotiated by the parties in good faith. For purposes of the preceding sentence, such “commercially reasonable terms” shall give due recognition, in favor of Gen-Probe, to the value of the technology of Gen-Probe with which the Improvement was made. Such “commercially reasonable terms” shall also give due recognition, in favor of BMX, to the value of the inventive application of such technology that resulted in the Improvement. BMX and Gen-Probe shall enter into a license agreement containing the agreed upon license terms and conditions for all Improvements licensed to Gen-probe pursuant to this Section 2.7(e). At Gen-Probe’s request, BMX shall enter into separate license agreements (on the same terms and conditions as the Gen-Probe license agreement) with Gen-Probe’s existing and future licensees to enable such licensees of Gen-Probe to develop, have developed (subject to restrictions and limitations substantially similar to those set forth in Section 2.2(d) hereof), make, have made, use, sell, offer for sale, have sold, export and otherwise commercialize products which use or include the applicable Improvement. For the avoidance of doubt, nothing contained herein shall require BMX to license to Gen-Probe any BMX Background Technology or any other proprietary technologies of BMX other than the Improvement itself.

ARTICLE III

LICENSE FEES AND ROYALTIES

     3.1 License Fees. As partial consideration for the license and option rights granted by Gen-Probe to BMX under Article II of this Agreement, BMX shall pay to Gen-Probe non-refundable license fees (the “License Fees”) as follows:

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          a. Research License and Option Fee. Simultaneous with execution and delivery of this Agreement, BMX shall pay the amount of One Hundred Fifty Thousand U.S. Dollars (US$150,000) to Gen-Probe, representing a one-time, non-refundable License Fee for the grant of the Research License and the grant of Commercial License Option. Such payment shall be made in immediately available funds to a bank account specified by Gen-Probe.

          b. Escrow Deposits; Option Exercise Fees.

i.	Simultaneous with the execution and delivery of this Agreement, BMX has deposited the aggregate amount of Three Million U.S. Dollars (US$3,000,000) with Bank of America, N.A., as escrow agent (the “Escrow Agent”), pursuant to the terms of an Escrow Agreement dated the date hereof (the “Escrow Agreement”), representing the sum of the one-time, non-refundable License Fee payable upon the exercise of the Commercial License Option described in Section 3.1(b)(ii) below plus the one-time, non-refundable License Fees payable upon selection of the minimum of five (5) Potential Targets as Targets as described in Section 3.1(b)(iii) below.

ii.	Simultaneous with the delivery of the Option Exercise Notice pursuant to Section 2.3(a)(i), BMX shall cause the Escrow Agent to pay the amount of One Million Six Hundred Thousand U.S. Dollars (US$1,600,000) to Gen-Probe, representing a one-time, non-refundable License Fee for exercise of the Commercial License Option, as further provided in the Escrow Agreement.

iii.	Simultaneous with the delivery of the Option Exercise Notice pursuant to Section 2.3(a)(i), BMX shall cause the Escrow Agent to pay to Gen-Probe the further amount of One Million Four Hundred Thousand U.S. Dollars (US$1,400,000), representing a one-time, non-refundable License Fee in the amount of [...***...] U.S. Dollars (US$ [...***...]) for each of the minimum of [...***...] Initial Potential Targets listed on Exhibit B hereto which are selected as Targets for the development of Licensed Products. If BMX elects to identify any additional Initial Potential Targets and/or Potential Targets as Targets for the development of Licensed Products in such Option Exercise Notice, as permitted under Section 3.1(c) below, it will further pay to Gen-Probe, simultaneous with the delivery of such Option Exercise Notice in immediately available funds to an account specified by Gen-Probe, the applicable up-front License Fees (determined pursuant to Section 3.1(c) below) payable for any such additional Targets identified by BMX in such Option Exercise Notice.

iv.	If BMX fails to timely exercise the Commercial License Option as aforesaid, all funds deposited with the Escrow Agent shall be repaid to BMX.

     c. Additional Target Selection Fees.

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i.	With respect to any additional Initial Potential Targets and/or Potential Targets identified in the Option Exercise Notice or any subsequent Target Selection Notice(s) delivered by BMX in accordance with Section 2.3(a)(ii), as applicable, BMX shall pay (A) a one-time, non-refundable License Fee in the amount of [...***...] U.S. Dollars (US$[...***...]) for each of the first [...***...] additional Potential Target(s) identified in such Option Exercise Notice and/or Target Selection Notice(s), as applicable, and (B) a one-time, non-refundable License Fee in the amount of [...***...] U.S. Dollars (US$ [...***...]) for each of the next additional [...***...] Target(s) identified in such Option Exercise Notice and/or Target Selection Notice(s), as applicable.

ii.	All additional License Fees payable pursuant to this Section 3.1(c) (other than License Fees payable for Initial Potential Targets and/or Potential Targets identified in the Option Exercise Notice, which shall be payable upon delivery of such Option Exercise Notice) shall be paid within 30 days after delivery by BMX of the relevant Target Selection Notice to which such payment relates. All such additional License Fees shall be payable by wire transfer of immediately available funds to a bank account to be specified by Gen-Probe.

     3.2 Running Royalties. As further consideration for the license rights granted by Gen-Probe to BMX under Article II of this Agreement, if the Commercial License Option is exercised, BMX shall pay to Gen-Probe running royalties (payable in U.S. dollars) based upon the Net Sales derived by BMX and its Affiliates from Licensed Products sold or otherwise disposed of by BMX and its Affiliates, and from the Licensed Methods practiced by BMX and its Affiliates for consideration, during each Royalty Period as follows:

          a. [...***...]. With respect to Licensed Products sold or distributed (and/or Licensed Methods practiced in connection with such sale and distribution of Licensed Products) by BMX or its Affiliates which incorporate Issued Valid Claim(s) under one or more of the [...***...] but not under any of the [...***...] or any of the [...***...] (except for [...***...] which, to the extent of any [...***...] included thereunder, are deemed to be [...***...] under the terms of this Agreement) (“[...***...]”), running royalties shall be payable on the following basis:

i.	subject to Section 3.3(b), until such time as the cumulative amount of Net Sales realized by BMX or its Affiliates from all sales of [...***...], [...***...] and [...***...] (but excluding [...***...]) made during a given Calendar Year exceeds [...***...] U.S. Dollars (US$[...***...]) in the aggregate (the “First Annual Royalty Threshold”), the applicable running royalty rate for [...***...] shall be [...***...] percent ([...***...]%) of the Net Sales generated from the sale of [...***...] (or from the Licensed Methods practiced in connection with such [...***...]);

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ii.	subject to Section 3.3(b), after the First Annual Royalty Threshold has been exceeded in a given Calendar Year and, thereafter, until such time as the cumulative amount of Net Sales realized by BMX or its Affiliates from all sales of [...***...], [...***...] and [...***...] (but excluding [...***...]) made during such Calendar Year reaches but does not exceed [...***...] U.S. Dollars (US$[...***...]) in the aggregate (the “Second Annual Royalty Threshold”), the applicable running royalty rate for [...***...] shall be [...***...] percent ([...***...]%) of the Net Sales generated from the sale of [...***...] (or from the Licensed Methods practiced in connection with such [...***...]); and

iii.	subject to Section 3.3(b), after the Second Annual Royalty Threshold has been exceeded in a given Calendar Year and, thereafter, for the remainder of that Calendar Year, the applicable running royalty rate for [...***...] shall be [...***...] percent ([...***...]%) of the Net Sales generated from the sale of [...***...] (or from the Licensed Methods practiced in connection with such [...***...]).

          b. [...***...]. With respect to Licensed Products sold or distributed (and/or Licensed Methods practiced in connection with such sale and distribution of Licensed Products) by BMX or its Affiliates which incorporate Issued Valid Claim(s) under one or more of the [...***...] and under one or more of the [...***...] but not under any of the [...***...] (except for any [...***...] which, to the extent of any [...***...] or [...***...] included thereunder, are deemed to be [...***...] or [...***...], respectively, under the terms of this Agreement) (“[...***...]”), running royalties shall be payable on the following basis:

i.	subject to Section 3.3(b), until such time as the First Annual Royalty Threshold has been exceeded in a given Calendar Year, the applicable running royalty rate for [...***...] shall be [...***...] percent ([...***...]%) of the Net Sales generated from the sale of [...***...] (or from the Licensed Methods practiced in connection with such [...***...]);

ii.	subject to Section 3.3(b), after the First Annual Royalty Threshold has been exceeded in a given Calendar Year and, thereafter, until such time as the Second Annual Royalty Threshold has been exceeded during such Calendar Year, the applicable running royalty rate for [...***...] shall be [...***...] percent ([...***...]%) of the Net Sales generated from the sale of [...***...] (or from the Licensed Methods practiced in connection with such [...***...]); and

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iii.	subject to Section 3.3(b), after the Second Annual Royalty Threshold has been exceeded in a given Calendar Year and, thereafter, for the remainder of that Calendar Year, the applicable running royalty rate for [...***...] shall be [...***...] percent ([...***...]%) of the Net Sales generated from the sale of [...***...] (or from the Licensed Methods practiced in connection with such [...***...]).

          c. [...***...]. With respect to Licensed Products sold or distributed (and/or Licensed Methods practiced in connection with such sale and distribution of Licensed Products) by BMX or its Affiliates which incorporate Issued Valid Claim(s) which constitute [...***...] under one or more of the [...***...], whether alone or in conjunction with any of the [...***...] or the [...***...] (“[...***...]”), running royalties shall be payable on the following basis:

i.	subject to Section 3.3(b), until such time as the First Annual Royalty Threshold has been exceeded in a given Calendar Year, the applicable running royalty rate for [...***...] shall be[...***...] percent ([...***...]%) of the Net Sales generated from the sale of [...***...] (or Licensed Methods practiced in connection with such [...***...]);

ii.	subject to Section 3.3(b), after the First Annual Royalty Threshold has been exceeded in a given Calendar Year and, thereafter, until such time as the Second Annual Royalty Threshold has been exceeded in such Calendar Year, the applicable running royalty rate for [...***...] shall be [...***...] percent ([...***...]%) of the Net Sales generated from the sale of [...***...] (or Licensed Methods practiced in connection with such [...***...]); and

iii.	subject to Section 3.3(b), after the Second Annual Royalty Threshold has been exceeded in a given Calendar Year and, thereafter, for the remainder of that Calendar Year, the applicable running royalty rate for [...***...] shall be [...***...] percent ([...***...]%) of the Net Sales generated from the sale of [...***...] (or Licensed Methods practiced in connection with such [...***...]).

          d. [...***...]. With respect to Licensed Products sold or distributed (and/or Licensed Methods practiced in connection with such sale and distribution of Licensed Products) by BMX or its Affiliates which incorporate Issued Valid Claim(s) under one or more of the [...***...] but not under any of the [...***...] or any of the [...***...] (except for any [...***...] which, to the extent of any [...***...] included thereunder, are deemed to be [...***...] under the terms of this Agreement) (“[...***...]”), subject to Section 3.3(b), running royalties shall be payable at the flat rate of [...***...] percent ([...***...]%) of all Net Sales generated by BMX or its Affiliates during any Royalty Period from the sale or other disposition of [...***...].

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          e. Computation of Net Sales. For purposes of the U.S. dollar thresholds set forth above, Net Sales recorded in Euros or currencies other than the U.S. dollar in the books and records of BMX for a given period shall be aggregated and then converted into U.S dollars using the applicable Exchange Rate for such period. The resulting U.S. dollar amount shall then be used to determine the applicable running royalty rate as set forth above. The actual running royalties payable to Gen-Probe shall determined by multiplying such U.S. dollar amounts times the applicable running royalty rate. All running royalty payments to Gen-Probe shall be made in United States dollars, regardless of the currency in which they were earned or recorded in the books and records of BMX and its Affiliates.

          f. Issued Valid Claims. (i) Running royalties shall accrue on Licensed Products or Licensed Methods only to the extent that BMX or its Affiliates make, have made, use, sell, offer to sell, have sold, export or otherwise dispose of such Licensed Products or practice such Licensed Methods for consideration in a country in which such act would infringe an Issued Valid Claim in that country but for the license rights granted hereunder. For further clarification, if, by way of example, a [...***...] is manufactured (or have manufactured), made (or have made), sold or distributed (or have sold or distributed) or otherwise disposed of in a country in which there are Issued Valid Claims under both the [...***...] and the [...***...], such sale would attract a running royalty rate of [...***...] (assuming total Net Sales of all [...***...], [...***...] and [...***...] during the relevant Calendar Year are under [...***...]). If the same [...***...] were manufactured (or have manufactured), made (or have made), sold or distributed (or have sold or distributed) or otherwise disposed of in a country in which there were no Issued Valid Claims under the [...***...] but there were Issued Valid Claims under the [...***...], such sale would attract a running royalty rate of [...***...].

          (ii) For further clarification, if, by way of example, a Licensed Product is manufactured (or have manufactured) in one or more countries in which such acts would not, even if the license rights granted herein were not granted, constitute an infringement of any Issued Valid Claims of the Licensed Patents in those countries, but such Licensed Product is sold (or have sold or otherwise disposed of) in a country in which such act would, but for the license rights granted herein, constitute an infringement of one or more Issued Valid Claims of the Licensed Patents in that country, then such sales of such Licensed Products by BMX or its Affiliates shall be considered for the purpose of calculating Net Sales hereunder and shall attract a running royalty in accordance with Section 3.2(f)(i) above. Still further, if, by way of example, a Licensed Product is manufactured (or have manufactured) in one or more countries in which such acts would, but for the license rights granted herein, constitute an infringement of one or more Issued Valid Claims of the Licensed Patents in those countries, and such Licensed Product is sold (or have sold or otherwise disposed of) in a country in which such act would not, even if the license rights granted herein were not granted, constitute an infringement of any Issued Valid Claims of the Licensed Patents in that country, then such sales of such Licensed Products by BMX or its Affiliates shall be considered for the purpose of calculating Net Sales hereunder and shall attract a running royalty in accordance with subsection (i) above. However, if, by way of a final example, a Licensed Product is manufactured (or have manufactured) and sold (or have sold or otherwise disposed of) in one or more countries in which such acts would not, even if the license rights granted herein were not granted, constitute an infringement of any Issued Valid Claims of the Licensed Patents in those countries, then such sales of such Licensed Products by BMX or its Affiliates shall not be considered for the purpose of calculating Net Sales hereunder and shall not attract a running royalty hereunder.

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          g. Annual Thresholds. For clarity of understanding, for the purpose of determining whether Net Sales have reached or exceeded the cumulative Net Sales thresholds set forth in Sections 3.2(a), (b), (c) and (f)(i), Net Sales shall be calculated on a separate annual basis during each Calendar Year, and no amounts from one Calendar Year shall be carried over into any subsequent Calendar Year.

     3.3 Accrual of Running Royalties; Distributor Sales. (a) Running royalties shall accrue hereunder when Licensed Products are sold to any non-Affiliates of BMX and shall be computed based on the end-user sales price, except for sales made through any third-party (i.e., non-Affiliate) distributors of BMX (“BMX Distributors”), which, subject to Section 3.3(b) below, shall be computed based on the actual sales price to the relevant BMX Distributor. For this purpose, a sale shall be deemed to have occurred on the earlier of the date of issuance of the relevant invoice or the shipment date. No running royalties shall accrue at the time of any inter-company transfer, sale or disposal of Licensed Products by BMX to any of its Affiliates or by any of its Affiliates to another Affiliate of BMX.

          (b) If at any time during the Term, the aggregate volume of Net Sales of Licensed Products in the Territory made through BMX Distributors (“Distributor Sales”) exceeds [...***...] of the total Net Sales of such Licensed Products in the Territory, then BMX shall give prompt written notice of such fact to Gen-Probe; provided, however, that if Gen-Probe has reasonable grounds to believe the Distributor Sales exceed such [...***...] threshold, it shall have the right to request from BMX, and BMX shall provide, reasonable information that such threshold has not been exceeded. Thereafter, the Parties shall engage in good faith negotiations concerning an increase in the running royalty rates payable with respect to Distributor Sales to reflect the changed circumstances caused by the increase in the volume of Distributor Sales relative to the volume of such sales as of the Effective Date. If the Parties are unable to agree upon an increase in the running royalty rates payable with respect to the percentage of Net Sales that constitute Distributor Sales, then a Dispute shall be deemed to exist with respect to such issue and such issue will be determined pursuant to Section 6.1, with the arbitrator(s) appointed determining the appropriate increase and with such arbitrator(s)’ determination to be binding on the Parties. Notwithstanding anything to the contrary contained in this Section 3.3(b), for the purpose of determining the percentage of the total volume of Net Sales of Licensed Products in the Territory that constitute Distributor Sales under this Section 3.3(b), sales of Licensed Products made during the first full Calendar Year following the Calendar Year in which the First Commercial Sale occurs shall not be considered.

     3.4 Instruments, etc. No running royalties shall accrue on instruments, analyzers or similar equipment, notwithstanding that the same may fall under the definition of Licensed Products; provided, however, that if such instruments, analyzers or similar equipment are sold or placed by BMX or its Affiliates in such a manner as to distort the relative profitability of assay products and the instruments, analyzers or equipment in light of its or their standard accounting practices or the standard marketing practices within the clinical diagnostic industry, then the Net Sales of such assay products sold or otherwise disposed of with such instruments, analyzers or similar equipment shall be deemed to be equal to BMX’s or its Affiliate’s (as the case may be) standard list price to distributors of identical or similar assay products during the same Royalty Period.

     3.5 Running Royalty Payments. (a) The running royalties accrued under Section 3.3 above shall be paid by BMX on a quarterly basis. Payments shall be made within [...***...] of the end of each Royalty Period. For purposes of running royalties payable under

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Sections 3.2(a), (b) and/or (c), for any partial Calendar Year commencing on the date of the Option Exercise Notice and ending on December 31, 2005, the thresholds set forth in sub-clauses (i)-(iii) of Sections 3.2(a), (b) and/or (c) shall be prorated by a fraction, the numerator of which shall be the number of calendar days between the date of such Option Exercise Notice and December 31, 2005 and the denominator of which shall be 365. With respect to any other partial Calendar Years that may occur during the Term, a similar pro-ration adjustment shall be made.

          (b) Payment of running royalties shall be made to Gen-Probe without deduction of exchange fees and bank commissions charged by any domestic or foreign sending bank. Payments shall be made by BMX to Gen-Probe by wire transfer to the bank account as instructed by Gen-Probe in writing.

     3.6 Withholding Taxes. In the event that BMX is required to withhold taxes imposed on any payment to Gen-Probe hereunder by virtue of applicable law or regulations in the United States and/or in a country in which its Affiliate sublicensed hereunder is located, then such withholding tax shall be paid by BMX to the appropriate tax authorities on a timely basis by deducting it from the payment due Gen-Probe, and BMX shall provide Gen-Probe with satisfactory documentation and/or tax receipts on such withholdings supporting such payment of taxes as may be required by Gen-Probe for its tax records or to obtain a tax credit or such other tax relief as may be available. Upon request by Gen-Probe, BMX shall cooperate with Gen-Probe in obtaining a tax credit and/or a reduced tax rate under any applicable international tax convention.

     3.7 Royalty Reports. A written royalty report prepared by BMX containing the following information shall accompany each payment of running royalties:

          a. The total gross revenues (calculated in U.S. dollars) derived from Licensed Products sold and Licensed Methods practiced by BMX and its Affiliates during the applicable Royalty Period, in each case broken down by the relevant category of Licensed Products and on a country-by country basis;

          b. The calculation of Net Sales (in U.S. dollars) for the applicable Royalty Period, in each case broken down by the relevant category of Licensed Products and on a country-by country basis;

          c. The conversion of Net Sales in currencies other than U.S. dollars into U.S. dollars, together with the Exchange Rates used for such conversion; and,

          d. Calculation of the royalty amounts payable to Gen-Probe for the applicable Royalty Period, including a computation of Net Sales for the purpose of determining whether the relevant royalty thresholds have been reached or exceeded for purposes of Sections 3.2(a), (b) and/or (c) and a breakdown between (i) royalties payable for Licensed Products which constitute [...***...] under Section 3.2(a), (ii) royalties payable for Licensed Products which constitute [...***...] under Section 3.2(b), (iii) royalties payable for Licensed Products which constitute [...***...] under Section 3.2(c), and (iv) royalties payable for Licensed Products which constitute [...***...] under Section 3.2(d).

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If no running royalties are due Gen-Probe for a given Royalty Period, BMX shall nevertheless submit a written royalty report under this Section 3.7 confirming that no running royalties are payable.

     3.8 Books of Accounts and Records. BMX shall keep, and shall cause its Affiliates to which sublicenses have been granted under Section 2.2c) hereof to keep, for a period of three (3) years after the close of each fiscal year of BMX and such Affiliates, complete, true and accurate books of account and other records containing all information and data which may be necessary to ascertain and verify the amount of running royalties payable to Gen-Probe hereunder, including, without limitation, detailed backup for the computations of Net Sales, including, where the currency of sale was not Euros, the method used for converting such currencies into Euros. During the Term and for a period of [...***...] thereafter, Gen-Probe shall have the right (which Gen-Probe may not exercise more than once during each fiscal year of BMX and once with respect to each audited period) to cause an independent public accounting firm selected by Gen-Probe and reasonably acceptable to BMX to inspect the books and records of BMX and its Affiliates to which sublicenses have been granted for the purpose of determining the accuracy of all royalty reports delivered to Gen-Probe and the calculation of all running royalties. Such inspection shall be made during normal business hours of BMX and such Affiliates. The independent public accounting firm shall disclose to BMX and Gen-Probe whether any discrepancy in running royalties payment has been found and the amount of such discrepancy. All information disclosed to or obtained by the independent public accounting firm shall be disclosed only to Gen-Probe and BMX (except as required by applicable law or by any court, governmental agency or regulatory authority) and shall be held in confidence by such independent accounting firm. If any such audit discloses an underpayment of [...***...] or more for any period in question, BMX shall bear the costs of such audit. Otherwise, such audits shall be at the expense of Gen-Probe. In any event, BMX shall promptly pay any underpayment of running royalties (and shall receive a credit for any overpayment of running royalties) determined as a result of any audit performed hereunder.

     3.9 Late Payments. In the event that any amount due Gen-Probe by BMX hereunder is not paid when due, BMX shall on Gen-Probe’s demand pay to Gen-Probe interest on overdue amount at the rate of [...***...] percent ([...***...]%) per annum from the due date of such amount until the date such overdue payment is actually received by Gen-Probe.

ARTICLE IV

REPRESENTATION AND WARRANTIES; DISCLAIMERS

     4.1 Legal Right. Each Party represents and warrants to the other that it is a validly existing corporation in good standing under its jurisdiction of incorporation and has all requisite power, authority and legal right to enter into this Agreement, and to perform its obligations set forth herein.

     4.2 Authorization. Each Party represents and warrants to the other that the execution, delivery and performance by it (a) have been duly authorized by all necessary corporate or other actions of it, and (b) do not contravene, conflict with or result in a breach of any permit, authorization or license, any charter or any other organizational document, or any law, regulation, judgment, order, agreement or legal or contractual obligations or restriction binding on or otherwise affecting it.

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     4.3 Enforceability. Each Party represents and warrants to the other that this Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

     4.4 No Conflicts. Each Party represents and warrants to the other that there is no action, suit, dispute or governmental, administrative, arbitration or regulatory proceeding pending or, to such Party’s knowledge, threatened against or relating to such Party which, in each case, could prevent such Party from carrying out its obligations under this Agreement.

     4.5 Patent Rights. Gen-Probe represents and warrants to BMX that, to the best of its knowledge, the Patent Rights are subsisting under applicable law as of the Effective Date.

     4.6 Disclaimer. The license and rights herein granted by Gen-Probe to BMX are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. GEN-PROBE MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHT OF OTHERS. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY GEN-PROBE AS TO THE SCOPE OR VALIDITY OF ANY OF THE PATENT RIGHTS, THAT ANY PATENT OR UTILITY MODEL WILL ISSUE BASED UPON ANY PENDING APPLICATION THEREFOR OR THAT ANY PATENT OR UTILITY MODEL IS OR WILL BE VALID.

     4.7 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOSSES, COSTS OR EXPENSES OF ANY KIND, HOWEVER CAUSED ON ANY THEORY OF LIABILITY AND WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), INCLUDING LOST PROFITS OR REVENUES AND LOSS OF GOODWILL, REGARDLESS OF WHETHER SUCH PARTY KNOWS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

     4.8 Infringement. In the event that BMX becomes aware of any infringements of the Patent Rights by any third party, it will give prompt written notice of such infringement to Gen-Probe for further action, if any, as Gen-Probe sees fit in its sole discretion. BMX shall reasonably cooperate with Gen-Probe in any enforcement actions it may decide to take, provided that any monetary damages derived as a result of such actions shall be retained by Gen-Probe.

ARTICLE V

TERM AND TERMINATION

     5.1 Term. This Agreement shall commence on the Effective Date and shall remain in effect until the expiration of the last to expire patent included among the Patent Rights or until earlier termination of this Agreement pursuant to the provisions of Section 5.2 below.

     5.2 Termination. (a) If BMX breaches any term or covenant contained in this Agreement in any material respect, Gen-Probe shall have the right to provide written notice of

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such breach to BMX. If BMX fails to cure such breach within sixty (60) days of the date on which such notice of breach is provided, Gen-Probe shall have the right to terminate this Agreement effective immediately upon written notice to BMX. Such termination shall be without prejudice to all other rights and remedies available to Gen-Probe under this Agreement, at law or in equity.

          (b) Either party shall have the right to terminate this Agreement effective immediately upon written notice to the other party if such other party (i) files in any court or agency pursuant to any bankruptcy or insolvency law a petition in bankruptcy or insolvency or for reorganization or similar arrangement or for the appointment of a receiver or trustee of such party or its assets, (ii) is served with an involuntary petition against it in any insolvency proceeding, which petition has not been stayed or dismissed within 60 days after service upon such party or (iii) makes an assignment for the benefit of its creditors.

          (c) Gen-Probe shall have the further right to terminate this Agreement (i) immediately upon delivery of written notice if BMX fails to make a due and timely exercise of Commercial License Option by the close of business on January 31, 2005, (ii) immediately upon written notice if BMX challenges the validity of any of the Patent Rights and (iii) pursuant to the special termination rights set forth in Section 8.2 upon the occurrence of any Change of Control Transaction with respect to BMX.

          (d) Upon any termination or expiration of this Agreement, the license rights and benefits granted to BMX hereunder shall terminate automatically on the effective date of such termination and BMX shall immediately cease and desist from developing, making, selling and distributing (or having developed, made, sold or distributed) Licensed Products hereunder or practicing Licensed Methods, subject to the limited right to sell inventory for which running royalties have been paid pursuant to the next sentence. Effective upon such termination or expiration, any unsold Licensed Products in the inventory of BMX or its Affiliates shall be deemed sold and running royalties shall be due and payable thereon as provided in Article III.

     5.3 Survival. The following shall survive any expiration or termination of this Agreement:

          a. BMX’s obligations to pay all License Fees and running royalties that shall have accrued prior to the effective date of such termination or expiration; and

          b. The provisions of Sections 3.7, 3.8, 3.9, 4.6, 4.7, 6.1, 7.1, 7.2, 8.3, 8.6, 8.7,8.8, 8.9, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15, 8.17 and this Section 5.3.

ARTICLE VI

ARBITRATION

     6.1 Arbitration. (a) In the event of any Dispute, the Parties shall seek to settle their differences by negotiation in the ordinary course of business. If the Dispute cannot be resolved in the Parties’ normal course of business, then either Party may give the other Party written notice of an unresolved Dispute. Promptly following such notice, the Dispute shall be referred to more senior executives of each Party, who shall likewise attempt to resolve the dispute by good faith negotiations. If, despite the Parties’ good faith efforts, the Dispute has not been resolved within forty-five (45) days of the disputing Party’s written notice, or if the Parties fail to undertake

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negotiations within twenty (20) days of such notice, the Parties may seek to settle the applicable Dispute by non-binding mediation under the supervision of and in accordance with the rules of the CPR Mediation Procedure for business disputes in the United States. For that purpose, either Party may notify the other in writing of its willingness to begin a non-binding mediation procedure and the other Party shall have twenty (20) days from such notice to reply in writing whether it accepts or refuses to begin such a mediation process. In case of acceptance, the Parties shall request the CPR to appoint an independent mediator in accordance with the aforementioned mediation procedures. The language of the mediation shall be English and the seat of the mediation shall be New York, New York. Each Party retains the right at any time, by giving written notice to the other, to terminate any ongoing mediation procedure.

          (b) If the Dispute has not been resolved by negotiation or non-binding mediation as provided in Section 6.1(a) above within ninety (90) days of a notice of unresolved Dispute or if one of the Parties has, by written notice to the other, refused to begin or proceed with or has terminated the non-binding mediation procedure contemplated by Section 6.1(a) above, then any such unresolved Dispute will be resolved by final and binding arbitration in accordance with this Article VI. Either BMX or Gen-Probe may institute arbitration proceedings by written notice to that effect to the other Party. The arbitration proceedings shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as then in effect (the “AAA Rules”). Arbitration shall be held in New York, New York. The arbitration shall be conducted in English before a single arbitrator selected jointly by the Parties, provided that if the Parties are unable to agree upon such single arbitrator, the arbitration shall be conducted before three arbitrators, with each Party to select one arbitrator and with the third arbitrator to be appointed in accordance with the AAA Rules. The arbitrator(s) shall undertake in writing as a condition of service to conduct proceedings in a speedy and efficient manner to render the award promptly after the final arbitration hearing, and further, as a condition for any application for fees, shall confirm in writing to the President of the American Arbitration Association that such undertaking is being or has been fulfilled, or shall report the reasons for any failure of fulfillment. If so requested by each of BMX and Gen-Probe, preparation of any Terms of Reference referred to in the AAA Rules shall be waived and the matters at issue in the Dispute shall be determined by the arbitrator(s) based on the timely submissions of the Parties. The arbitrator(s) shall not have the power to award punitive damages under this Agreement. Any arbitral award shall be by majority vote (if three arbitrators are used) and shall be final and binding on the Parties. Judgment on the award may be entered in any court having jurisdiction. Except to the extent entry of judgment and any subsequent enforcement may require disclosure, and except as may be required by law or under the rules of any securities exchange on which a Party’s securities are traded, the Parties shall hold in confidence all matters relating to the mediation (if any) and the arbitration, including the award.

          (c) Notwithstanding anything to the contrary in the foregoing, nothing contained in this Section 6.1 shall prevent either Party from seeking temporary restraining orders, injunctions or such other equitable relief (including, without limitation, specific performance of this Agreement) in any courts of the State of New York or of the United States of America located in the Southern District of New York or any other court having competent jurisdiction.

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ARTICLE VII

INDEMNIFICATION

     7.1 Indemnification. BMX shall indemnify, defend, and hold harmless Gen-Probe and its Affiliates and their directors, officers, employees, and agents and their respective successors and permitted assigns against any and all claims, suits, losses, liabilities, damages, or expenses (including reasonable attorneys’ fees and expenses of litigation) resulting from or arising out of the exercise by BMX and its Affiliates of the license rights granted hereunder, including any manufacture, use or sale of a Licensed Product or any practice of a Licensed Method (“Claims”). This indemnification obligation shall include, but not be limited to, any Claim founded on theories of product liability or infringement of intellectual property rights based on BMX’s use of Licensed Products in the BMX Instrument.

     7.2 Indemnification Procedures. In the event that a Claim is made by a third party which may be subject to the indemnity obligations of BMX under Section 7.1 above, Gen-Probe shall give BMX reasonably prompt written notice of any Claim of which it becomes aware. Unreasonable delay in providing notice of a Claim shall constitute a waiver of Gen-Probe’s indemnity rights only if BMX’s ability to defend such claim is materially prejudiced thereby. BMX shall have the right, within thirty (30) days of its receipt of the aforesaid notice from Gen-Probe, to assume and control, at its own cost and expense, the defense of any such Claim, including, without limitation, all negotiations concerning the possible settlement or compromise thereof and all appeals therefrom, and shall have the right to effect settlement or compromise thereof; provided, however, that any settlement which would result in any liability or obligation to Gen-Probe which would not be subject to the indemnity obligations of BMX hereunder shall not be made without Gen-Probe’s prior written consent. If the right to assume and control the defense of a Claim is exercised by BMX, Gen-Probe shall have the right to participate in the defense or investigation of any such Claim through counsel of its own choice and at its own expense. If BMX does not timely assume the defense of the Claim within such 30-day period, Gen-Probe may defend the claim at BMX’s expense, provided that, Gen-Probe will not settle or compromise any Claim without the prior written consent of BMX, which shall not be unreasonably withheld, conditioned or delayed. Gen-Probe shall not make an admission of liability for any liability or obligation as to which BMX is obligated to indemnify Gen-Probe hereunder without the prior written consent of BMX. BMX shall not make an admission of liability for any liability or obligation asserted against Gen-Probe which is not subject to the indemnity obligations of BMX hereunder without the prior written consent of Gen-Probe.

ARTICLE VIII

MISCELLANEOUS

     8.1 Assignment. Without limiting Section 8.2 below, BMX may not assign, delegate or otherwise transfer this Agreement or any rights or obligations under this Agreement without the prior written consent of Gen-Probe, which consent may be withheld in Gen-Probe’s sole discretion. Any such purported transfer by BMX without Gen-Probe’s consent shall be deemed void and without effect, and shall further cause the license rights granted to BMX hereunder to terminate immediately upon written notice from Gen-Probe. Gen-Probe shall have the right to assign and transfer this Agreement, including all of its rights and obligations hereunder (including its rights to receive any payments hereunder), to any person without the prior consent of BMX.

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     8.2 Change of Control Transaction. In the event that a Change of Control Transaction occurs with respect to BMX, Gen-Probe shall have the right to terminate this Agreement, and the license rights granted to BMX hereunder, upon 60 days’ prior written notice to BMX delivered at any time within six (6) months of the date when such Change of Control Transaction shall have occurred. As used herein, a “Change of Control Transaction” shall mean any transaction or series of transactions between BMX and one or more persons or entities that are not Affiliates of BMX (a “BMX Successor”) involving, directly or indirectly, (i) any merger, consolidation, reorganization or similar transaction or series of related transactions (“Merger”) between BMX and a BMX Successor, other than a Merger in which the voting securities of BMX would continue to represent (either by remaining outstanding or by being converted into the securities of the surviving entity) more than [...***...] of the fully diluted voting securities of BMX (or the comparable voting securities of such surviving entity) outstanding immediately after such Merger, or (ii) the acquisition by any person or group (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than Affiliates of BMX of beneficial ownership (as defined in the Exchange Act) of more than [...***...] of the fully diluted voting securities of BMX. For purposes of this Section 8.2, references to “BMX” shall be deemed to mean either BMX or its parent, bioMerieux S.A., as applicable.

     8.3 Governing Law. This Agreement will be construed and governed by the laws of the State of New York, without giving effect to conflict of law provisions, for all matters other than the scope or validity of any Licensed Patents, as to which the laws of the particular jurisdiction where the applicable Licensed Patents are in dispute shall apply.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     8.5 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties and their Affiliates or their respective successors or permitted assigns, any benefits, rights or remedies.

     8.6 Headings. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

     8.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their Affiliates and their respective successors and permitted assigns.

     8.8 Compliance With Law. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance or treaty, the latter shall prevail, but in such event, the affected provision of the Agreement shall be conformed and limited only to the extent necessary to bring such provision within the applicable legal requirements.

     8.9 Drafting Party. The provisions of this Agreement, and the documents and instruments referred to in the Agreement, have been prepared, examined, negotiated and revised by each Party to this Agreement and their respective counsel, and no implication will be drawn and no provision will be construed against either Party to this Agreement by virtue of the purported identity of the drafter of this Agreement, or any portion of this Agreement.

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     8.10 English Language. This Agreement may be translated into one or more languages for the convenience of the Parties, provided that the English language version shall be controlling for all purposes hereunder. All reports, data, information, notices, schedules, plans, records and other information required to be provided pursuant to this Agreement by any Party to this Agreement will be in the English language.

     8.11 Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and in English, and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

If to Gen-Probe:	If to BMX:

Gen-Probe Incorporated 10210 Genetic Center Drive San Diego, California 92121-4362 U.S.A. Attn: Chairman Facsimile: 1-858-410-8901	bioMerieux, Inc.
100 Rodolphe Street
Durham, NC 27712
Attention: Chief Financial Officer
Facsimile: (919) 620-2519

with a copy to:

bioMerieux, Inc. Legal Department
100 Rodolphe Street
Durham, North Carolina 27712
Telephone: (919) 620-2209
Facsimile: (919) 620-2519_

Either Party may change its designated address and facsimile number by notice to the other Party in the manner provided in this Section.

     8.12 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

     8.13 Severability. In the event that any provision of this Agreement shall, for any reason, be held to be invalid, or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the Parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

     8.14 Confidentiality. Except as otherwise required by law, court or administrative order or the rules of any securities exchange on which such Party’s securities are traded, terms of this Agreement and all information disclosed hereunder and designated as confidential shall be considered as confidential information of the disclosing Party and the receiving Party shall use the same care to protect such information as it uses to protect its own confidential information of like kind which, in any event, shall not be less than a standard of reasonable care. This confidentiality obligation shall not apply to:

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          a. information which was generally available to the public at the time of disclosure, or information which becomes available to the public after disclosure by the disclosing Party other than through fault of the receiving Party; or

          b. information which has been already known to the receiving Party prior to its receipt from the disclosing Party; or

          c. information which is obtained at any time lawfully from a third party which is legally entitled to disclose such information under circumstances permitting its disclosure to others; or

          d. information which is developed independently by the receiving Party other than through knowledge of the information received from the disclosing Party.

     8.15 No Partnership or Agency. Nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Each Party shall be an independent contractor, not an employee or partner, of the other Party. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

     8.16 Force Majeure. In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than the obligation to pay money) due to any act of God; fire; casualty; flood; war; strike; lockout; failure of public utilities; injunction or any act, exercise, assertion or requirement of governmental authority; epidemic; destruction of production facilities; riots; insurrection; inability to procure or use materials, labor, equipment, transportation or energy; or any other cause beyond the reasonable control of the Party invoking this Section 8.16, if such Party shall have used its commercially reasonable efforts to avoid such occurrence, such Party shall give notice to the other Party in writing promptly, and thereupon the affected Party’s performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

     8.17 Press Release/Communications. Neither Party hereto shall issue any press release or other public announcement relating to this Agreement without obtaining the other Party’s written approval, which will not unreasonably be withheld, except as otherwise required by law or the rules of any securities exchange on which such Party’s securities are traded. Notwithstanding the foregoing, promptly after the execution of this Agreement, the Parties shall agree upon the substance of information that can be used to describe the terms of the transaction so that either Party can disclose such information, as may be modified by mutual written agreement from time to time, without the other Party’s consent.

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     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.

GEN-PROBE INCORPORATED

By:	/s/ Henry L. Nordhoff

Henry L. Nordhoff
Chief Executive Officer and Chairman

bioMerieux, Inc.

By:	/s/ Eric Bouvier

Eric Bouvier
President and Chief Executive Officer

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EXHIBIT A

BMX Instrument

GeneXpert System

•	The GeneXpert System (the “GeneXpert Instrument”) is an automated laboratory instrument that fully integrates sample preparation, nucleic acid amplification and detection.

•	The GeneXpert Instrument performs nucleic acid assays employing NASBA amplification and real time fluorescence detection using molecular beacons.

•	Automated sample preparation and nucleic acid extraction is performed in single use, microfluidic cartridges. Each cartridge incorporates a syringe drive, rotary drive and a sonic horn. The sonic horn delivers ultrasonic energy which causes lyses of the raw specimen cells and releases nucleic acids contained within that specimen. The syringe drive and the rotary drive move liquid between cartridge chambers in order to wash, purify and concentrate these nucleic acids.

•	After the automated extraction is complete, the nucleic acid concentrate is moved into the cartridge reaction chamber where NASBA amplification and molecular probe detection take place. This step is immediately followed by automated data analysis and reporting of patient results.

•	The GeneXpert Instrument Amplification system is a fluorescent reader that reads a fluorescent emission from reaction tubes in a temperature controlled environment using an optical system based on direct and focused illumination. Each amplification module includes a four-channel optics system capable of exciting and detecting multiple fluorescent dyes in the same reaction tube.

•	The instrument utilizes continuous optical monitoring during amplification and the instrument’s software automatically stops the reaction as soon as the target nucleic acid sequence is detected.

•	The time/temperature/optical protocol in each amplification module is operated and controlled independently and, therefore, each sample can be subjected to a different protocol.

•	The throughput of the GeneXpert Instrument is less than three hours dependant on the assays. This period includes sample preparation, extraction, amplification and detection. The capacity of the GeneXpert Instrument is four to sixteen cartridges.

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EXHIBIT B

Potential Targets*

[...***...]

*           Subject to amendment, up to a maximum total of [...***...] Potential Targets at any given time during the Term, pursuant to the provisions of Section 1.34.

**         Indicates [...***...] Initial Potential Targets, as defined in Section 1.34.

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EXHIBIT C

Targets

[To be amended and supplemented pursuant to the provisions of Section 2.3(c); provided that the maximum number of Targets to be listed on this Exhibit shall be [...***...]]

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EXHIBIT D

Licensed Patents

Section A
Patent/Patent			Estimated
Application	Country/	Target	Expiration
Number	Region	Organism	Date1
[...***...]			[...***...]
[...***...]
[...***...]			[...***...]
[...***...]		General	[...***...]
[...***...]			[...***...]
[...***...]		(Processing Method)
[...***...]			[...***...]
[...***...]			[...***...]
[...***...]			[...***...]
[...***...]		General	[...***...]
[...***...]			[...***...]
[...***...]	United States		[...***...]
[...***...]		Specific Target Regions and Organisms	[...***...]
[...***...]		Specific Target Regions	[...***...]
[...***...]			[...***...]
[...***...]	Canada	General
General and Specific Target
[...***...]	Europe	Regions, Organisms and Sequences	[...***...]

1 The expiration dates set forth in this Exhibit D are provided for the convenience of the parties only and Gen-Probe does not make any representations as to or warrant the accuracy of such dates, which should be independently verified by BMX.

***Confidential Treatment Requested

i

Confidential

Section B
[...***...]	Japan	[...***...]	[...***...]
[...***...]
[...***...]		[...***...]	[...***...]
[...***...]		[...***...]	[...***...]
[...***...]		[...***...]
[...***...]		[...***...]	[...***...]
[...***...]		[...***...]	[...***...]
[...***...]		[...***...]	[...***...]
[...***...]		[...***...]	[...***...]
[...***...]		[...***...]	[...***...]
[...***...]			[...***...]
[...***...]		[...***...]	[...***...]
[...***...]			[...***...]
[...***...]	United States	[...***...]	[...***...]
[...***...]		[...***...]	[...***...]
[...***...]			[...***...]
[...***...]		[...***...]	[...***...]
[...***...]			[...***...]
[...***...]	Australia		[...***...]
[...***...]	Canada
[...***...]	Europe

***Confidential Treatment Requested

Confidential

Section B (Cont.)
[...***...]		[...***...]	[...***...]
[...***...]	United States		[...***...]
[...***...]	Australia		[...***...]
[...***...]	Canada
[...***...]	Europe
[...***...]	Japan
[...***...]		[...***...]	[...***...]
[...***...]
[...***...]	United States
[...***...]
[...***...]			[...***...]
[...***...]
[...***...]	Australia
[...***...]	Canada
[...***...]	Europe
[...***...]	Japan
[...***...]	United States	[...***...]	[...***...]

***Confidential Treatment Requested

Confidential

Section B (Cont.)
[...***...]	United States	[...***...]	[...***...]
[...***...]	Australia
[...***...]	Canada
[...***...]	Europe
[...***...]	Japan
[...***...]	United States	[...***...]	[...***...]
[...***...]	Australia
[...***...]	Canada
[...***...]	Europe
[...***...]	Japan
[...***...]	United States	[...***...]	[...***...]
[...***...]		[...***...]	[...***...]
[...***...]			[...***...]
[...***...]	United States		[...***...]
[...***...]	Australia		[...***...]
[...***...]	Canada
[...***...]	Europe
[...***...]	Japan
[...***...]	Taiwan		[...***...]

***Confidential Treatment Requested

Confidential

Section C
[...***...]	Australia	[...***...]	[...***...]
[...***...]
[...***...]	Canada		[...***...]
[...***...]	South Korea		[...***...]

***Confidential Treatment Requested

v